UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on May 23, 2023, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) provided a notice to Seelos Therapeutics, Inc. (the “Company”) that the Company has not regained compliance with Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”), as the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market. As also previously disclosed, the Staff determined that the Company was not eligible for a second 180 calendar day compliance period as the Company does not comply with the minimum $5,000,000 stockholder’s equity requirement for initial listing on the Nasdaq Capital Market. The Company had previously timely submitted a hearing request before the Nasdaq Hearings Panel, and also provided the Nasdaq Hearings Panel with a plan to regain compliance, which plan included conducting a reverse stock split of the Company’s common stock if necessary to regain compliance with Rule 5550(a)(2).

On June 26, 2023, the Company received a letter from the Staff granting the Company a temporary exception until October 31, 2023 to regain compliance with Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

The Company intends to monitor the closing bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Rule 5550(a)(2) by October 31, 2023.  There can be no assurance that the Company will be able to regain compliance with Rule 5550(a)(2) or that the Company will otherwise be or remain in compliance with the other applicable Nasdaq listing standards.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement or Nasdaq compliance standards during any the temporary exception period or otherwise in the future, or that the Company can ultimately meet and continue to meet applicable Nasdaq requirements. A delisting of the Company’s common stock from the Nasdaq Capital Market could materially adversely affect the Company’s ability to access the capital markets and could result in a default by the Company under its outstanding debt, and any limitation on market liquidity or reduction in the price of the common stock as a result of such delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: June 29, 2023	By:	/s/ Michael Golembiewski
		Name:	Michael Golembiewski
		Title:	Chief Financial Officer